Exhibit 5.1

September 8, 2023	ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. Box 3391 Tampa, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX foley.com CLIENT/MATTER NUMBER 084147-0134

HCI Group, Inc. 3802 Coconut Palm Drive Tampa, Florida 33619

Ladies and Gentlemen:

We have acted as counsel for HCI Group, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S‑3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $150,000,000 in aggregate amount of any of the following: (i) shares of the Company’s common stock, no par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, no par value (the “Preferred Stock”); (iii) unsecured debt securities of the Company, which may be either senior or subordinated (the “Debt Securities”); (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company; (v) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of Common Stock or other securities of the Company at a future date; and (vi) stock purchase units (the “Stock Purchase Units”) consisting of a Stock Purchase Contract and either Debt Securities, Preferred Stock, Warrants or other securities of the Company or debt obligations of third parties that are pledged to secure the holder’s obligations to purchase the Common Stock or other securities of the Company under Stock Purchase Contracts (the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein as the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Articles of Incorporation and Bylaws, each as amended to date; (iii) the form of indenture for subordinated Debt Securities included as an exhibit to the Registration Statement (the “Subordinated Indenture”); (iv) the form of indenture for senior Debt Securities included as an

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HCI Group, Inc.

September 8, 2023

exhibit to the Registration Statement (the “Senior Indenture” and, together with the Subordinated Indenture, the “Indentures”); (v) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities; and (vi) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the applicable Indenture, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under such Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing the applicable Indenture or any supplemental indenture to the applicable Indenture; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Articles of Incorporation, as amended, and not otherwise reserved for issuance, the consideration per share paid for the Common Stock or Preferred Stock shall not be less than the par value thereof, and if such shares of Common Stock or Preferred Stock offered are to be certificated, certificates in the form required under the Florida Business Corporation Act representing such shares of Common Stock or Preferred Stock, are duly executed and countersigned.

Based upon and subject to the foregoing, we are of the opinion that:

1.
All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:
a.
The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

HCI Group, Inc.

September 8, 2023

b.
The terms of such Debt Securities and of their issuance and sale have been established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
c.
Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture; and
d.
Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
2.
All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:
a.
The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and
b.
Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
3.
All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:
a.
The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the designation, the preferences, limitations and relative rights, and the other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;
b.
Articles of Amendment to the Company’s Articles of Incorporation, as amended, with respect to the designation, the preferences, limitations and relative rights, and the other terms of such shares shall have been filed with the Secretary of State of the State of Florida in the form and manner required by law; and
c.
Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement,

HCI Group, Inc.

September 8, 2023

as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
4.
All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:
a.
The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;
b.
The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
c.
Any warrant agreements for such Warrants shall have been duly executed and delivered;
d.
Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and
e.
Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
5.
All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:
a.
The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Contracts and Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

HCI Group, Inc.

September 8, 2023

b.
The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
c.
Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and
d.
Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

The foregoing opinions are limited to the laws of the State of Florida the federal laws of the United States of America, and we do not express any opinion herein concerning any other law. Notwithstanding the foregoing, we express no opinion as to the applicability or effect of any state securities laws, including the securities laws of the State of Florida, or as to state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than those set forth above in this paragraph, we do not express any opinion on such matter.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any agreement described herein or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; and

(b) except to the extent expressly stated in the opinions contained herein, we have assumed that each agreement described herein constitutes the valid and binding obligation of each party (other than the Company) to such agreement, enforceable against such party in accordance with its terms.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

HCI Group, Inc.

September 8, 2023

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein. This opinion may not be used for any other purpose without our prior written consent, which we may grant or withhold in our sole discretion.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP